SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 13, 2005

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(States or Other Jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT     06830
   (Address of Principal Executive Offices)     (Zip Code)

Registrants' telephone number, including area code (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 14, 2005, United Rentals, Inc., issued the press release attached as Exhibit 99.1 hereto (the “Press Release”). The information in the Press Release is incorporated by reference herein (excluding (i) the third paragraph and (ii) the information under the caption “Comments from Wayland Hicks, Chief Executive Officer”).

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report

The information in the Press Release that is incorporated by reference under Item 2.02 above is also incorporated under this Item.

The company in the Press Release cautioned investors not to rely on the company’s historical financial statements for the reasons described in the Press Release under the caption “Caution on Historical Financial Statements.” The foregoing determination was made by company’s audit committee on March 13, 2005. The company’s independent auditors, Ernst & Young LLP, concur with this determination.

Item 8.01. Other Events

The information in the Press Release that is incorporated by reference under Item 2.02 above is also incorporated under this Item.

Item 9.01. Financial Statements and Exhibits

Exhibits

99.1  Press release of United Rentals, Inc., dated July 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 14th day of July, 2005.

UNITED RENTALS, INC.

By:	/s/ Alfred P. Colangelo
Name:	Alfred P. Colangelo
Title:	Vice President, Finance

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Alfred P. Colangelo
Name:	Alfred P. Colangelo
Title:	Vice President, Finance